INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of April 2, 2014, by Bluerock residential growth reit, inc., a Maryland corporation (“REIT”), for the benefit of james g. babb, iii (“Babb”) and r. ramin Kamfar (“Kamfar”) (each a “Guarantor” and, together, the “Guarantors”). REIT, Babb and Kamfar are sometimes referred to together as the “Parties.”

RECITALS

As of the date hereof, BEMT Springhouse LLC (Delaware LLC) (“BEMT”) owns one hundred percent (100%) of the membership interests in BR Springhouse Managing Member, LLC (Delaware LLC) (“Bluerock JV”). Bluerock JV owns seventy-five percent (75%) of the membership interests in BR Springhouse, LLC (Delaware LLC) (“Borrower”), through an intervening entity named BR Hawthorne Springhouse JV, LLC (Delaware LLC) (“JV Entity”), with the other twenty-five percent (25%) thereof being owned by Hawthorne Springhouse, LLC (North Carolina LLC) (“Hawthorne LLC”). BEMT is wholly owned by Bluerock Residential Holdings, L.P., of which the REIT is general partner and controlling owner.

Borrower owns that certain property known as the “Springhouse Apartments” located in Newport News, Virginia (the “Property”). The acquisition of the Property was financed by a loan from CWCapital LLC (Massachusetts LLC) in the original principal amount of $23,400,000.00 (the “Loan”). The Loan is evidenced by that certain Multifamily Note (CME) made as of December 3, 2009, by Borrower (the “Note”); and secured by a Deed of Trust encumbering the Property and recorded in the City of Newport News, Virginia; and various other assignments and agreements (collectively, the “Loan Documents”).

Certain obligations of the Borrower in connection with the Loan have been guaranteed by (i) each of Babb and Kamfar pursuant to a separate Guaranty signed by each dated December 3, 2009 (respectively, the “Babb Guaranty” and the “Kamfar Guaranty” and, collectively, the “Guaranties”); and (ii) each of Ed Harrington, Samantha Davenport and D. Shoffner Allison by a separate Guaranty signed by each of them dated December 3, 2009 (collectively, the “Hawthorne Guarantors”).

The Guarantors, the Hawthorne Guarantors and Hawthorne Residential Partners, LLC (North Carolina LLC) (“Property Manager”) are parties to that certain Backstop Agreement dated December 3, 2009 (the “Backstop Agreement”), pursuant to which such parties agreed to allocate amongst themselves liability they might incur under the Guaranties or the Hawthorne Guaranties, respectively. The Hawthorne Guarantors and Property Manager shall be referred to collectively herein as the “Hawthorne Parties.” Since REIT now indirectly owns all of the economic interests of Bluerock JV, the Guarantors have requested (and REIT has agreed) for REIT to indemnity Guarantors from and against any loss, claim, liability or cost incurred by the Guarantors, or any of them, pursuant to the Guaranties of the Backstop Agreement.

INDEMNITY

In consideration of the mutual covenants and conditions contained in this Agreement and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1. Indemnification. REIT hereby knowingly, unconditionally and irrevocably promises to pay to Guarantors and to indemnity, defend and hold Guarantors absolutely harmless from all liabilities, obligations, claims, damages, fees, costs and expenses, including reasonable attorneys’ fees, court costs, administrative, accounting and bookkeeping costs, and all other expenses whatsoever arising from, related to or incurred from and after the date hereof in connection with the Loan and Guarantors’ obligations under the Guaranties and other Loan Documents or under the Backstop Agreement (the “Indemnity Obligations”). Notwithstanding the foregoing, to the extent an Indemnity Obligation arises wholly or primarily due to an action or omission of any Guarantor or other third party claiming or acting by or through any Guarantor (a “Guarantor Action”), REIT shall have no Indemnity Obligation hereunder to such Guarantor (but REIT shall remain liable to the other Guarantor unless such Guarantor is also subject to a Guarantor Action). The Indemnity Obligations are due and payable upon written demand.

2. Indemnity Obligations Not Reduced by Offset. The Indemnity Obligations and the liabilities and obligations of the Parties hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of either of the Parties or their affiliates against the other.

3. No Duty to Pursue Others. The Indemnity Obligations of REIT are direct, personal and immediate obligations and not in the nature of guaranty or surety obligations. It shall not be necessary for any Guarantor (and REIT hereby waives any right which REIT may have to require any Guarantor), in order to enforce such payment by REIT, first to (i) institute suit or exhaust its remedies against the Borrower, Hawthorne Guarantors or others liable on the Loan, or any other person, (ii) join the Borrower, Hawthorne Guarantors or any others who may be liable in respect of the Indemnity Obligations in any action seeking to enforce this Agreement, or (iii) resort to any other means of collecting the Indemnity Obligations. Guarantor shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Indemnity Obligations. Notwithstanding the foregoing, if REIT makes payment (either directly or through reimbursement of any Guarantor) of any items for which the Hawthorne Parties (or any of them) may be liable (either under the Backstop Agreement or otherwise), Guarantors shall assign to REIT all of their respective rights and claims relating thereto and cooperate with REIT as and when needed in any efforts by RETI to recover sums expended by REIT from the Hawthorne Parties.

4. Payment of Expenses. If REIT shall breach or fail to timely perform any provisions of this Agreement, REIT shall immediately upon demand pay Guarantors all costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Guarantors in the enforcement hereof or the preservation of Guarantors’ rights hereunder. The covenant contained in this paragraph shall survive the payment and performance of the Indemnity Obligations.

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5. Miscellaneous.

a. WAIVER OF JURY TRIAL. THE PARTIES HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER PARTY, AS APPLICABLE.

b. VENUE AND JURISDICTION. IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

c. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard for conflicts of laws principles or otherwise.

d. No Third Party Beneficiary; Recitals Incorporated. This Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person or entity other than the parties hereto, it being the intention of the parties hereto that no one shall be deemed to be a third party beneficiary of this Agreement. The recitals set forth above are incorporated into this Agreement as if fully set forth herein.

e. Counterparts. This Agreement may be executed in counterparts, each of which (when delivered) shall be the same agreement. Only one fully executed counterpart need be produced in order to prove the execution and delivery of this Agreement. The Parties may execute this Agreement by executing signature pages and authorizing them to be attached to the body of this Agreement.

f. Assignment. All stipulations, obligations, liabilities and undertakings hereunder shall be binding upon the Parties and each of their successors, heirs and assigns; provided, however, that no assignment shall release any Party of its obligations under this Agreement. Each reference herein to the Parties shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned, all of whom shall be bound by the provisions of this Agreement.

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g. Bankruptcy. No Party’s obligation to pay and perform in accordance with the terms of this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of any Party or any of their estates in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute, state or federal, or from the decision of any court interpreting any of the same, and the Parties shall be obligated under this Agreement as if no such impairment, stay, modification, change, release or limitation had occurred. The obligations of the Parties hereunder shall continue to be effective or reinstated, as the case may be, if at any time any payment hereunder is rescinded or payments of any Party’s share of the Indemnity Obligations must otherwise be returned, upon the insolvency, bankruptcy or reorganization of any Party or otherwise, all as though such payment had not been made.

h. Waivers. Each Party hereby waives notice of acceptance of this Agreement and all presentment, demand, protest, notice of protest, notice of dishonor and notice of default of any obligation guaranteed hereby and all other suretyship defenses generally. No extension of time, renewal, other indulgence or collateral granted by any Party or Parties to the other Party or Parties, at any time or from time to time, will release or affect the liability of a Party hereunder in the absence of an express written agreement to the contrary. No act, omission or delay on the part of any Party in exercising any rights hereunder or in taking any action to collect or enforce payment or performance of any obligation guaranteed hereby shall be a waiver of any such right or release or affect the obligations of the other Parties under this Agreement. This Agreement shall not be impaired by any bankruptcy, insolvency, arrangement, assignment for the benefit of creditors, reorganization or other debtor relief proceedings under any federal or state law, whether now existing or hereafter enacted. No delay on the part of any Party in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Parties shall be deemed to be a waiver of the obligation of the Parties or of the right of any Party to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Agreement be effective unless in writing and executed by the party against whom the waiver is to be enforced nor shall any such waiver be applicable except in the specific instance for which given. Each Party waives any benefit of any statute of limitations affecting the liability hereunder or the enforcement hereof.

i. Termination. This Agreement shall survive and remain in full force and effect until the obligations under the Loan Documents have been satisfied and no potential liability of Guarantors remains under the Guaranties and the Backstop Agreement.

j. Invalidity. If any of the provisions of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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k. Settlement. Settlement of any claim by any Party hereto, whether in any proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Agreement except as set forth in a written agreement among the Parties.

l. Interpretation. The Parties hereto agree that the terms and language of this Agreement were the result of negotiations between the Parties and, as a result, regardless of any law to the contrary, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over the construction of this Agreement shall be decided neutrally and without regard to events of authorship or negotiation.

m. Final Agreement. This Agreement is the final agreement of the parties hereto, all prior understandings related to the subject matter contained herein being merged herein. The Agreement cannot be modified or amended and no right or claim hereunder may be waived orally or by course of dealing. Any amendment, modification or waiver of right or claim can only be made if in writing executed by each of the parties hereto.

[Remainder of Page Intentionally Left Blank; Signatures on Following Page(s)]

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SIGNATURE PAGE TO INDEMNITY AGREEMENT

Bluerock residential growth reit, inc.,
a Maryland corporation

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Chief Operating Officer, Secretary and General Counsel

/s/ James G. Babb, III
James G. Babb, III

/s/ R. Ramin Kamfar
R. Ramin Kamfar

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